EXHIBIT 21





               SUBSIDIARIES OF THE REGISTRANT



                                          Jurisdiction
                                            in which
                                   Corporate Name Incorporated

THE UPJOHN COMPANY                      Delaware (Parent)

Subsidiaries (excluding those which when considered in the aggregate as a single subsidiary did not constitute a significant subsidiary as of December 31, 1993):

Asgrow Seed Company                             Delaware
Japan Upjohn Limited                            Japan
Laboratoires Upjohn S.A.R.L.                    France
The Upjohn Holding Company M                    Delaware
The Upjohn Manufacturing Company                Delaware
Upjohn Farmoquimica, S.A.                       Spain
Upjohn GmbH                                     Germany
Upjohn Inter-American Corporation               Michigan
Upjohn Limited                                  England
Upjohn Pharmaceuticals Limited                  Delaware
Upjohn S.A.                                     Belgium
Upjohn S.p.A.                                   Italy
Upjohn Trading Corporation                      Michigan